Exhibit 99.1

BriaCell Secures License for a Promising Novel Anti-Cancer Agent

PHILADELPHIA, PA and VANCOUVER, British Columbia, August 4, 2022— BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company specializing in targeted immunotherapies for cancer, announces that it has secured an exclusive license from University of Maryland, Baltimore County (UMBC) to develop and commercialize Soluble CD80 (sCD80) as a biologic agent for the treatment of cancer.

The novel technology, originally developed by Suzanne Ostrand-Rosenberg, Ph.D., Emeritus Faculty at UMBC, and member of BriaCell’s scientific advisory board, is titled “Soluble CD80 as a Therapeutic to Reverse Immune Suppression in Cancer Patients” and covered under USPN 8,956,619 B2, USPN 9,650,429 B2, and USPN 10,377,810 B2. In animal models, sCD80 was well-tolerated and stopped tumor growth by potentially restoring natural anti-tumor immunity (see Lucas A Horn, et al. and Samuel T Haile et al. in collaboration with Dr. Ostrand-Rosenberg). Additionally, strong anti-tumor activity of sCD80 has been reported in multiple tumor types (see Lucas A Horn, et al.). Importantly, as demonstrated in the same studies, sCD80’s unique actions may involve both awakening and boosting the immune system to recognize and destroy tumor cells.

Under the terms of the agreement, BriaCell gains the worldwide rights to develop and commercialize sCD80, while UMBC maintains ownership of the patents. BriaCell will pay royalties to UMBC upon the commercialization of the product plus patent management costs. The licensing agreement was coordinated by UMBC’s Office of Technology Development.

“Our mission has been to develop safe and effective treatments for cancer patients who do not respond to existing treatments, and a transformational anti-cancer agent such as sCD80 may provide us with such an additional opportunity,” stated Dr. Bill Williams, BriaCell’s President and CEO. “Based on the promising data in animal studies, we plan to explore the potential use of sCD80 technology as a therapeutic agent in combination with our other immunotherapies or on its own. We look forward to accelerating the development of this novel anti-cancer agent to bring hope to patients who need it the most.”

About BriaCell Therapeutics Corp.

BriaCell is an immuno-oncology-focused biotechnology company developing targeted and effective approaches for the management of cancer. More information is available at https://briacell.com/.

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Examples of forward-looking statements in this news release include, among others, statements that the Company makes regarding the potential for development and commercialization of sCD80 as a biologic agent for the treatment of cancer, and the possibility that sCD80 may awaken and boost the immune system to recognize and destroy tumor cells. Forward-looking statements are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO
1-888-485-6340
info@briacell.com

Media Relations:

Jules Abraham
Director of Public Relations
CORE IR
917-885-7378
julesa@coreir.com

Investor Relations Contact:

CORE IR
investors@briacell.com